Exhibit 99.5

UAL CORPORATION

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MR A SAMPLE
DESIGNATION (IF ANY)
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Proxy/Voting Instruction Card

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy or voting instructions, you may choose one of the two methods outlined below to vote your proxy or direct the trustee as to shares held in your 401(k) plan. You can save our Company money by using the Internet.

Internet

- Log on to the Internet and go to **http://www.envisionreports.com/uaua**
- Follow the steps outlined on the secured website.

Telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

*** Voting instructions from employees/participants holding shares in the United 401(k) plans submitted by Internet or telephone must be received by 11:59 PM, Eastern Time, on Monday, September 13, 2010. Votes submitted by Internet or telephone from all other stockholders must be received by 11:59 PM, Eastern Time, on Thursday, September 16, 2010.**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy/Voting Instruction Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The UAL Board of Directors recommends a vote FOR the following proposals:

	For	Against	Abstain
1. Approval of the issuance of shares of UAL Common Stock to Continental Airlines, Inc. stockholders pursuant to the Agreement and Plan of Merger, dated as of May 2, 2010, by and among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc., a wholly owned subsidiary of UAL Corporation.	☐	☐	☐
2. Adoption of UAL Corporation's amended and restated certificate of incorporation pursuant to the Agreement and Plan of Merger, dated as of May 2, 2010, by and among UAL Corporation, Continental Airlines, Inc. and JT Merger Sub Inc., a wholly owned subsidiary of UAL Corporation.	☐	☐	☐
3. Adjournment of the UAL Corporation special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposals 1 and 2.	☐	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01876I

UAL CORPORATION

Special Meeting Admission Ticket

Special Meeting of Stockholders of UAL Corporation

Friday, September 17, 2010
10:00 a.m., Central Time
United Airlines Education & Training Center
1200 E. Algonquin Road
Elk Grove Village, Illinois 60007



Dempster Street
Operations Center
1200 East Algonquin Rd
Elk Grove Twp, IL 60007
Education and
Training Center
Linneman Road
Algonquin Road
★ Meeting Entrance
UNITED

Doors will open for registration at 9:15 a.m., Central Time.

Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Special Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 17, 2010

*** The joint proxy statement/prospectus is available at http://www.envisionreports.com/uaua.**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Special Meeting of Stockholders Proxy/Voting Instruction Card – UAL Corporation

This Proxy is solicited on behalf of the UAL Board of Directors.

The undersigned, having received the Notice of Special Meeting and Joint Proxy Statement, hereby appoints each of Glenn F. Tilton and Thomas J. Sabatino, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of UAL Corporation owned of record by the undersigned on the matters listed in this proxy and, in their discretion, on such other matters as may properly come before the Special Meeting of Stockholders to be held at the United Airlines Education & Training Center, 1200 E. Algonquin Road, Elk Grove Village, Illinois 60007 on September 17, 2010 at 10:00 a.m., Central Time, and at any adjournments or postponements thereof, unless otherwise specified herein. **This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Special Meeting.**

EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Evercore Trust Company, N.A. or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of Common Stock of UAL Corporation held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Special Meeting or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. **If properly executed and timely received, the voting instruction card will constitute a direction to the trustee to vote in the matter directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Special Meeting. If no choice is made or no timely direction is received, the trustee will vote your shares in proportion to allocated shares in such plan for which instructions are received, subject to applicable law.**

The proxies cannot vote your shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, Internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(K) plans that are submitted by Internet or telephone must be received prior to 11:59 PM, Eastern Time, on Monday, September 13, 2010. Votes from all other stockholders that are submitted by Internet or telephone must be received prior to 11:59 PM, Eastern Time, on Thursday, September 16, 2010.

TO BE SIGNED AND DATED ON THE REVERSE SIDE